UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

IVAX Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 North Miami Avenue, Miami, Florida	33127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 324-2300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2007, the Board of Directors of IVAX Diagnostics, Inc. (the “Company”) amended Article VII of the Company’s Amended and Restated Bylaws (the “Bylaws”) to allow for the issuance of uncertificated shares of the Company’s capital stock. The Board of Directors adopted this amendment, which became effective on November 30, 2007, in response to new Securities and Exchange Commission rules and American Stock Exchange listing standards which require securities listed on the American Stock Exchange to be eligible for a direct registration system by January 2008.

The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended by such amendment, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference. This copy has been “black-lined” to show such amendment to the Bylaws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.2	Amended and Restated Bylaws of IVAX Diagnostics, Inc., as amended on November 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVAX DIAGNOSTICS, INC.

Date:	December 3, 2007	By:	/s/ Mark S. Deutsch
Mark S. Deutsch,
Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.2	Amended and Restated Bylaws of IVAX Diagnostics, Inc., as amended on November 30, 2007

4